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                                                                Exhibit 10.10
                            GARDNER DENVER, INC.
                 NONEMPLOYEE DIRECTOR STOCK OPTION AGREEMENT


This Agreement is made between Gardner Denver, Inc., a Delaware corporation, having its principal executive office in Quincy, Illinois (the "Company"), and the undersigned, a nonemployee director of the Company (the "Director").

The parties have agreed as follows:

     1. Pursuant to the Gardner Denver, Inc. Long-Term Incentive Plan, as amended, (the "Plan"), the Company grants to the Director a nonstatutory option to purchase the number of shares of the Company's common stock, par value $0.01 per share (the "Shares"), specified above, at the price specified above, subject to the following conditions:

     (a) Subject to Sections 2 and 6, the option rights are fully exercisable on the first anniversary of the date of grant of this option (the "Grant Date").

     (b) During the lifetime of the Director, the option rights are exercisable only by the Director or the Director's legal representative.

     (c) The option rights shall expire at the Expiration Date specified above, or at such earlier time as may be provided by Sections 2 and 10, or by cash payments made in cancellation pursuant to Section 6, and such option rights shall not be exercisable after such expiration.

     2. Subject to Section 10, if the Director shall cease to serve as a director of the Company by reason of retirement in accordance with any retirement plan or policy of the Company then in effect or by reason of disability during service as a director, option rights not otherwise fully exercisable at the time of such retirement or cessation of service as a director due to disability shall become fully exercisable upon such retirement or cessation of service, and such option rights shall be exercisable for five years following such retirement or cessation of service (but not after the Expiration Date). Subject to
     Section 10, if the Director shall die during service as a director or shall die within the five-year period during which the option rights may be exercised following retirement or disability, option rights not otherwise fully exercisable at the time of the death of the Director shall become fully exercisable upon such death, and such option rights shall be exercisable for one year following such death (but not after the Expiration Date). Subject to Section 10, if after the expiration of one year from the Grant Date, the Director shall cease to serve as a director of the Company for any reason other than death, disability or retirement, the option rights shall continue to be exercisable for a period of 90 days after such cessation of service (but not after the Expiration Date).

     3. This option may be exercised by delivering to the Company at its principal executive office (directed to the attention of the Corporate Secretary) a written notice, signed by the Director or a person entitled to exercise the option by will or the laws of descent and distribution, as the case may be, of the election to exercise the option and stating the number of Shares in respect of which it is then being exercised. The option shall be deemed exercised as of the date the Company receives such notice. As an essential part of such notice, it shall be accompanied by payment of the full purchase price of the Shares then being purchased. In the event the option shall be exercised by any person other than the Director, such notice shall be accompanied by appropriate evidence of the right of such person to exercise the option. Payment of the full purchase price may be made in (a) cash, (b) Shares, or (c) any combination of cash and Shares, provided that any Shares used by the Director in payment of the purchase price must have been held by the Director for a period of more than six months, and provided further that the Company reserves the right to prohibit the use of Shares as payment of the purchase price. Shares used in payment of the purchase price shall be valued at the average of the high and low trading prices of such Shares on the composite tape of the New York Stock Exchange or as reported in the consolidated transaction reporting system for the date of exercise. Upon the proper exercise of the option, the Company shall issue in the name of the person exercising the option, and deliver to such person, a certificate or certificates for the Shares purchased, or shall otherwise properly evidence the purchase of such Shares in the Company's stock records. The Director shall have no rights as a stockholder in respect of any Shares as to which the option shall not have been effectively exercised as provided in this Agreement.

     4. This option shall not be exercisable if such exercise would violate
     (a) any applicable requirement under the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange; (b) any applicable state securities law; or (c) any other applicable legal requirement.

     Furthermore, if a registration statement with respect to the Shares to be issued upon the exercise of this option is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Act, the


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     Company may require, as a condition to its issuance of the Shares, the delivery to the Company of a commitment in writing by the person exercising the option that at the time of such exercise it is the person's intention to acquire such Shares for the person's own account for investment only and not with a view to, or for resale in connection with, the distribution of such Shares, that such person understands that the Shares may be "restricted securities" as defined in Rule 144 issued under the Act, and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Act, or other or subsequent applicable rules and regulations under the Act. The Company may place on the certificates evidencing such Shares an appropriate legend reflecting such commitment and the Company may refuse to permit transfer of such Shares until it has been furnished evidence satisfactory to it that no violation of the Act or the applicable rules and regulations would be involved in such transfer.

     5. This option and the related option rights are not assignable or transferable or subject to any disposition of the Director otherwise than by will or by the laws of descent and distribution.

     6. If (i) the Company is to be merged into or consolidated with one or more corporations and the Company is not to be the surviving corporation, (ii) the Company is to be dissolved and liquidated, (iii) substantially all the assets and business of the Company are to be sold, or (iv) there occurs a "change of control" of the Company, then the option rights not otherwise exercisable shall become fully exercisable. In the case of a change of control, (i) the Company shall make payment in cash to the Director in an amount equal to the appreciation in the value of the option from the purchase price specified in this Agreement to the "change of control price"; (ii) such cash payment shall be due and payable, and shall be paid by the Company, immediately upon the occurrence of the change of control; and
     (iii) after such payment, the Director shall have no further rights under this Agreement with respect to option rights outstanding at the time of the change of control. For purposes of this Agreement, a "change of control" and the "change of control price" shall be as defined in Section 2 of the Plan.

     7. The committee of the Board of Directors that administers the Plan (the "Committee") shall have authority, subject to the express provisions of the Plan, to construe this Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect. All action by the Committee under the provisions of this paragraph shall be conclusive for all purposes.

     8. The Director agrees to notify the Company promptly of the disposition, whether by sale, exchange or otherwise, of any Shares acquired pursuant to the exercise of this option if such disposition occurs within one year from the acquisition of the Shares. Such notice shall state the date and manner of disposition and the proceeds, if any, received by the Director.

     9. This Agreement and the option granted under this Agreement shall be subject to all of the provisions of the Plan as are in effect from time to time, which provisions of the Plan shall govern if there is any inconsistency between this Agreement and the Plan.

     10. If the Director, as individual or as a partner, employee, agent, advisor, consultant or in any other capacity of or to any person, firm, corporation or other entity, directly or indirectly, carries on any business, or becomes involved in any business activity, competitive with the Company or any subsidiary, the Committee in its sole discretion, may require the Director to forfeit immediately, without consideration from the Company, any portion of the option (including the right to purchase the underlying shares of Common Stock relating to such portion) which was not exercised prior to the event in violation of this Section 10. In such event, such portion of the option shall immediately become void and of no force and effect.

Document Name: GD - Nonemployee Director Stock Option Agreement
Library: Cleveland;  Document #: 200655v1



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